Exhibit 10.26

[Form of Agreement for Employees with Executive Officer Benefits Agreement]

Power Integrations, Inc.
Performance Stock Unit Grant Notice
(2016 Incentive Award Plan)

Power Integrations, Inc. (the “Company”), pursuant to its 2016 Incentive Award Plan (the “Plan”) hereby grants to Participant the Maximum Number of Performance Stock Units as set forth below (the “PSU Grant”). This PSU Grant is subject to all of the terms and conditions as set forth herein, and in the Performance Stock Unit Agreement and the Plan, each of which is attached hereto and incorporated herein in its entirety. This PSU Grant is a “performance stock unit” granted pursuant to Section 5(b) of the Plan. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Performance Stock Unit Agreement. Except as otherwise expressly provided herein, in the event of any conflict between the terms in the PSU Grant and the Plan, the terms of the Plan will control.
Participant:
Date of Award:
Target Number of Performance Stock Units:
Maximum Number of Performance Stock Units:
Consideration:    Participant’s services
Employment Vesting Date:

PSU Vesting Criteria:
The actual number of shares of Common Stock to be issued to Participant pursuant to this PSU Grant will be determined in accordance with the vesting conditions specified on Attachment I to this Grant Notice (the “PSU Vesting Criteria”).

Delivery Schedule:	Delivery of one share of common stock for each Performance Stock Unit that vests will occur in accordance with the delivery schedule set forth in Section 4 of the Performance Stock Unit Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Performance Stock Unit Agreement attached as Attachment II and the Plan attached as Attachment III. Participant also acknowledges receipt of the Power Integrations, Inc. 2016 Incentive Award Plan Prospectus. In addition, Participant acknowledges that the Participant’s [Amended and Restated] Executive Officer Benefits Agreement (the “EOBA)” will govern in certain circumstances the treatment of this PSU Grant. Participant further acknowledges that, as of the Date of Grant, this Grant Notice, the Performance Stock Unit Agreement, the Plan and the EOBA set forth the entire understanding between Participant and the Company regarding the PSU Grant and supersede all prior oral and written agreements on that subject.

Power Integrations, Inc.		Participant:

By:
	Sandeep Nayyar	Signature
Title:	Chief Financial Officer	Date:

Attachments:     PSU Vesting Criteria, Performance Stock Unit Agreement and the Plan

Attachment I
PSU Vesting Criteria

Capitalized terms used herein but not defined will have the meanings set forth in the Grant Notice or the Company’s 2016 Incentive Award Plan, as applicable. Except as provided in the EOBA, a Performance Stock Unit will vest only if the Performance Vesting Criteria with respect to such Performance Stock Unit are satisfied and if the Participant remains in Continuous Service as an Employee, Director or Consultant through the Employment Vesting Date indicated in the Grant Notice.

For the purposes of this Attachment I and the PSU Grant to which it is attached, the “Final Delivery Date” shall mean the March 14 first following the last day of the calendar year in which occurs the Employment Vesting Date; provided, however, if such March 14 is not a trading day, the Final Delivery Date shall be the last trading day prior to such March 14.

Performance Vesting Criteria
The number of Performance Stock Units that will satisfy the Performance Vesting Criteria will be determined by the Company’s Compensation Committee or its designee (the “Committee”) subject to the performance conditions as determined by the Committee (the “Performance Conditions”) as set forth below:
The Performance Conditions for a target award of the Performance Stock Units will be based on “Net Revenue,” “Non-GAAP Operating Income” and “Strategic Goals.” Vesting is calculated independently for Net Revenue, Non-GAAP Operating Income and Strategic Goals. Vesting of [__]% of the PSUs is based on achievement of Net Revenue Performance Conditions, vesting of [__]% of the PSUs is based on Non-GAAP Operating Income Performance Conditions, and vesting of [__]% of the PSUs is based on achievement of Strategic Goals.
The following table sets forth the percentage of the Target Number of Performance Stock Units (as set forth in the Grant Notice) based on the given Performance Condition vested (i.e., earned) at the given Performance Condition achieved:

[ ] Net Revenue		Non-GAAP Operating Income
Net Revenue (in thousands)	Percent of Target PSUs based on Net Revenue Achieved	Non-GAAP Operating Income (in thousands)	Percentage of Target PSUs based on Non-GAAP Operating Income Achieved

100% (Target Number)	100% (Target Number)

In the event of any, mergers, acquisitions or divestitures the Target Number for the Net Revenue and Non-GAAP Operating Income Performance Conditions shall be adjusted based on the approved plan presented to the board of directors. The Target Number for the Net Revenue and Non-GAAP Operating Income Performance Conditions will be further adjusted for any patent or other litigation settlements or judgments should the effect of such events, if any, impact the Company’s Net Revenue or Non-GAAP Operating Income.
In the event the actual Performance Condition achieved falls between two levels, the percentage vested will be determined by straight line interpolation. For the purposes of satisfaction of the Performance Conditions, the term “Net Revenue” is as set forth for [year] in the Company’s annual report for [year] to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. For the purposes of satisfaction of the Performance Conditions, the term “Non-GAAP Operating Income” means operating income for [year] determined in accordance with generally accepted accounting principles but excluding the following items: i) stock-based compensation expenses recorded under Accounting Standard Codification 718-10, ii) acquisition-related expenses, iii) amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, iv) any other adjustment made to arrive at the Company’s Non-GAAP financial information as presented in the Company’s SEC filings. The following table sets forth the percentage of the Target Number of Performance Stock Units (as set forth in the Grant Notice) based on Strategic Goals vested (i.e., earned) at the given Strategic Goal achieved:

Strategic Goal	Percentage of Target PSUs at Strategic Goal Achieved

All Goals Achieved

For the avoidance of doubt, in the event of a divestiture of a portion of the Company’s business operations in [year], the Performance Conditions will be adjusted and/or the results of the divested operations excluded in the computation in a manner to reflect the portion of the Performance Criteria expected to be satisfied by the divested operations during the balance of the fiscal year.
No later than fifteen (15) days prior to the Final Delivery Date indicated above, the Committee will determine to what extent the Performance Conditions for the PSU Grant were achieved, and what number of Performance Stock Units subject to the PSU Grant will therefore be vested. Performance Stock Units will not be deemed to be vested based upon the attainment of Performance Conditions unless and until the Committee makes such determination and only if the Participant remains in Continuous Service as an Employee, Director or Consultant through the Employment Vesting Date.
For purposes of satisfaction of the Performance Conditions, no subsequent agreement will be effective to amend, alter or waive satisfaction of the Performance Conditions applicable to the PSU Grant unless such agreement specifically provides for amendment of the Performance Conditions applicable to the PSU Grant.

Attachment II
Power Integrations, Inc.
Performance Stock Unit Agreement

Power Integrations, Inc. (the “Company”) hereby grants to the Participant (“you”) named in the attached Performance Stock Unit Grant Notice (“Grant Notice”), and you hereby accept, the grant of Performance Stock Units (the “PSU Grant”) pursuant to the terms set forth in the Grant Notice, its attached PSU Vesting Criteria, the Plan and this Performance Stock Unit Agreement (“Agreement”). A copy of the PSU Vesting Criteria is attached to the Grant Notice as Attachment I, and a copy of the Plan is attached to the Grant Notice as Attachment III. Capitalized terms not explicitly defined in this Agreement but defined in the Plan or the PSU Vesting Criteria will have the same definitions as in the Plan or PSU Vesting Criteria, as applicable.
The details of your PSU Grant, in addition to those set forth in the Grant Notice, the PSU Vesting Criteria and the Plan are as follows:
1.PSU Grant. This PSU Grant represents the right to receive on a future date a number of shares of the Company’s common stock not exceeding the Maximum Number of Performance Stock Units indicated in the Grant Notice in the event the PSU Vesting Criteria are met and if you remain in Continuous Service as an Employee, Director or Consultant through the Employment Vesting Date. This PSU Grant was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past or future services to the Company) with respect to your receipt of the PSU Grant, the award of Performance Stock Units, the vesting of the Performance Stock Units, or the delivery of common stock in respect of the PSU Grant.
2.Vesting. Subject to the limitations contained herein, your awarded Performance Stock Units will vest, if at all, in accordance with the PSU Vesting Criteria set forth on Attachment I to the Grant Notice. Any awarded Performance Stock Units that have vested in accordance with the PSU Vesting Criteria are “Vested Units.” Any awarded Performance Stock Units that do not vest in accordance with the PSU Vesting Criteria will be automatically forfeited, will revert to the Plan, and you will have no rights with respect to such forfeited Performance Stock Units.
3.Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not be issued any shares of common stock in respect of your PSU Grant unless either (i) the shares of common stock are then registered under the Securities Act; or (ii) if the shares of common stock are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your PSU Grant also must comply with other applicable laws and regulations governing your PSU Grant, and you may not receive such shares if the Company determines that such receipt would not be in compliance with such laws and regulations.
4.Date of Delivery. The Company will deliver to you a number of shares of the Company’s common stock equal to the number of Vested Units subject to your PSU Grant within thirty (30) days following the Committee’s determination that Performance Conditions have been satisfied and only if you remain in Continuous Service as an Employee, Director or Consultant through the Employment Vesting Date indicated in the Grant Notice. If a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day. Notwithstanding the foregoing, the shares of the Company’s common stock to be delivered pursuant to this Section 4 shall be delivered to you no later than the Final Delivery Date.

5.Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your PSU Grant.
6.Dividends. You will receive no benefit or adjustment to your PSU Grant with respect to any cash dividend, stock dividend or other distribution that does not result in a capitalization adjustment as provided in the Plan; provided, however, that this sentence will not apply with respect to any shares of common stock that are delivered to you in connection with your PSU Grant after such shares have been delivered to you.
7.Non-transferability of the PSU Grant. Your PSU Grant is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of common stock that may be issued to you in respect of the PSU Grant until the shares are issued to you in accordance with Section 4 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of common stock to which you were entitled at the time of your death pursuant to this Agreement.
8.Restrictive Legends. The shares issued in respect of your PSU Grant will have endorsed thereon appropriate legends as determined by the Company.
9.PSU Grant not a Service Contract. Your PSU Grant is not an employment or service contract, and nothing in your PSU Grant will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your PSU Grant will obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
10.Withholding Obligations.
(a)On or before the time you receive a distribution of the shares in respect of your PSU Grant, or at any time as requested by the Company, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate, if any, which arise in connection with the PSU Grant (“Withholding Taxes”).
(b)For this purpose, you agree that, on the date any shares of the Company’s common stock are delivered to you pursuant to Section 4, you will sell (and hereby authorize the Company to direct on your behalf the sale of) shares of common stock on such date (or as soon thereafter as is practicable under ordinary principles of best execution) that will produce net sales proceeds equal to the amount of any Withholding Taxes which arise in connection with the delivery to you of such shares. You further agree that such net sales proceeds will be remitted directly to the Company to the extent necessary to satisfy your obligations pursuant to Section 10(a). You further agree that your agreement pursuant to this Section 10(b) is irrevocable unless on the date you sign the Grant Notice you are either in possession of material insider information or you are subject to a Company imposed blackout, in which case your agreement pursuant to this Section 10(b) shall be irrevocable on the second day such conditions no longer exist unless you notify the Company prior to such date that you are revoking your agreement to the provisions of this Section 10(b), and that any such failure to revoke such agreement by such date shall be a new agreement on such date, which shall be irrevocable. The provisions of this Section 10(b) are intended to comply with the provisions of Rule 10b5-1(c) under the Securities Exchange Act of 1934.
(c)In the event your obligations pursuant to Section 10(a) arise other than upon the delivery to you of shares of the Company’s common stock so that the provisions of Section 10(b) do not apply or, with the Company’s consent, you have otherwise revoked your agreement to the provisions of Section 10(b), you hereby authorize the Company to withhold shares of common stock from the shares of common stock issued or otherwise issuable to you in connection with the PSU Grant with a Fair Market Value (measured as of the date of the required withholding) equal to the amount of any Withholding Taxes; provided, however, that the number of such shares of common stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum required statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. Additionally, in this case, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your PSU Grant by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; or (ii) causing you to tender a cash payment. Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company will have no obligation to deliver to you any common stock.
11.Unsecured Obligation. Your PSU Grant is unfunded, and as a holder of a vested PSU Grant, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 4 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
12.Tax Consequences. You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of your PSU Grant.
13.Notices. Any notices provided for in this Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and your PSU Grant by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
14.Miscellaneous.
(a)The rights and obligations of the Company under your PSU Grant will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under your PSU Grant may only be assigned with the prior written consent of the Company.
(b)You acknowledge and agree that you have reviewed your PSU Grant in its entirety and have had an opportunity to obtain the advice of counsel prior to executing and accepting your PSU Grant.

(c)This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(d)All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
15.Governing Plan Documents. Your PSU Grant is subject to all the provisions of the Plan, including any limits on the number of shares that may be issued to you as set forth in Section 3(c) of the Plan, the provisions of which are hereby made a part of your PSU Grant, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise expressly provided herein in the event of any conflict between the terms in the PSU Grant and the Plan, the terms of the Plan will control.
16.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
17.Effect on Other Employee Benefit Plans. The value of the PSU Grant subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any affiliate’s employee benefit plans.
18.Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.
19.Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. For the avoidance of doubt, nothing in this Section 19 limits the authority or power of the Compensation Committee to reduce the number of shares of common stock to be received as set forth in the PSU Vesting Criteria. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable tax or securities laws or regulations or any future tax or securities law, regulation, ruling, or judicial decision.
* * * * *

This Performance Stock Unit Agreement will be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Performance Stock Unit Grant Notice to which it is attached in the manner permitted by Section 5.

Attachment III

2016 Incentive Award Plan